Exhibit 4.8

Proxy Agreement and Power of Attorney

This Proxy Agreement and Power of Attorney (this “Agreement”) is entered into in Beijing, the People’s Republic of China (“China” or the “PRC”) as of [Execution Date] by and among the following parties:

Party A:	[Name of the WFOE]
Address:	[•]

Party B:	[Name of the VIE Shareholder]
ID No.:	[•]

Party C:	[Name of the VIE]
Address:	[•]

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

RECITALS

WHEREAS:

1.                                      Party B is a shareholder of Party C and as of the date hereof holds [•]% of the equity interests of Party C, representing RMB[•] in the registered capital of Party C.

2.                                      Party A and its affiliate(s), Party B and Party C have entered into a series of contractual arrangements, including a master exclusive service agreement, an exclusive option agreement and equity interest pledge agreements.

3.                                      As the consideration for Party A and its affiliates to provide Party C with services necessary for its business operation, Party A has requested Party B to appoint Party A (as well as its successors, including a liquidator, if any, replacing Party A) as its attorney-in-fact (“Attorney-in-Fact”), with full power of substitution, to exercise any and all of the rights in respect of Party B’s shares in Party C and Party B has agreed to make such appointment.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

Section 1

Party B hereby irrevocably nominates, appoints and constitutes Party A (as well as its successors, including a liquidator, if any, replacing Party A) as its Attorney-in-Fact to exercise on Party B’s behalf any and all rights that Party B has in respect of Party B’s shares in Party C conferred by relevant laws and regulations and the articles of association of Party C, including without limitation, the following rights (collectively, “Shareholder Rights”):

(a)                                 to call and attend shareholders’ meetings of Party C;

(b)                                 to execute and deliver any and all written resolutions and meeting minutes in the name and on behalf of such Party B;

(c)                                  to vote by itself or by proxy on any matters discussed on shareholders’ meetings of Party C, including without limitation, the sale, transfer, mortgage, pledge or disposal of any or all of the assets of Party C;

(d)                                 to sell, transfer, pledge or dispose of any or all of the shares in Party C;

(e)                                  to nominate, appoint or remove the legal representative, directors, supervisors and senior management of Party C when necessary;

(f)                                   to oversee the economic performance of Party C;

(g)                                  to have full access to the financial information of Party C at any time;

(h)                                 to file any shareholder lawsuits or take other legal actions against Party C’s directors or senior management members when such directors or members are acting to the detriment of the interest of Party C or its shareholder(s);

(i)                                     to approve annual budgets or declare dividends;

(j)                                    to manage and dispose of the assets of Party C;

(k)                                 to have the full rights to control and manage Party C’s finance, accounting and daily operation (including but not limited to signing and execution of contracts and payment of government taxes and duties);

(l)                                     to approve the filing of any documents with the relevant governmental authorities or regulatory bodies; and

(m)                             any other rights conferred to Party B by the articles of association of Party C and/or the relevant laws and regulations on the shareholders.

Party B further agrees and undertakes that without the Attorney-in-Fact’s prior written consent, it shall not exercise any of the Shareholder Rights.

Section 2

The Attorney-in-Fact has the right to appoint, at its sole discretion, a substitute or substitutes to perform any or all of its rights of the Attorney-in-Fact under this Agreement, and to revoke the appointment of such substitute or substitutes.

Section 3

Party C confirms, acknowledges and agrees to the appointment of the Attorney-in-Fact to exercise any and all of the Shareholder Rights. Party C further confirms and acknowledges that any and all acts done or to be done, decisions made or to be made, and instruments or other documents executed or to be executed by the Attorney-in-Fact, shall therefore be as valid and effectual as though done, made or executed by Party B.

Section 4

(n)                                 Party B hereby acknowledges that, if Party B increases its equity interest in Party C, whether by subscribing additional equity interest or otherwise, any Shareholder Rights in connection with such additional equity interest acquired by Party B shall be automatically subject to this Agreement and the Attorney-in-Fact shall have the right to exercise the Shareholder Rights with respect to such additional equity interest on behalf of Party B as described in Section 1 hereunder; if Party B’s share in Party C is transferred to any other party, whether by voluntary transfer, judicial sale, foreclosure sale, or otherwise, any such equity interest in Party C so transferred remains subject to this Agreement and the Attorney-in-Fact shall continue to have the right to exercise the Shareholder Rights with respect to such equity interest in Party C so transferred as described in Section 1 hereunder.

(o)                                 Furthermore, for the avoidance of any doubt, if any documents, such as an equity interest transfer agreement, are required to be signed for Party B to fulfill his/her obligations under any exclusive option agreement and equity interest pledge agreement(s) that Party B enters into with Party A or its affiliate(s) (as the same may be amended from time to time), the Attorney-in-Fact shall have the right to sign such documents and perform all shareholder obligations under the exclusive option agreement and the equity interest pledge agreement(s) on behalf of Party B. If required by the Attorney-in-Fact, Party B shall sign any documents and fix the chops and/or seals thereon and Party B shall take any other actions as necessary for purposes of consummation of the aforesaid share transfer.

Section 5

Party B further covenants with and undertakes to Party A that, if Party B receives any dividends, interest, any other forms of capital distributions, residual assets upon liquidation, or proceeds or consideration from the transfer of equity interest as a result of, or in connection with, Party B’s equity interest in Party C, Party B shall, to the extent permitted by applicable laws, remit all such dividends, interest, capital distributions, assets, proceeds or consideration to Party A or the entity designated by Party A without any compensation.

Section 6

Party B hereby authorizes the Attorney-in-Fact to exercise the Shareholder Rights according to its own judgment without any oral or written instruction from Party B. Party B undertakes to ratify any acts which the Attorney-in-Fact or any substitutes or agents appointed by the Attorney-in-Fact may lawfully do or cause to be done pursuant to this Agreement.

Section 7

This Agreement shall become effective as of the date hereof when it is duly executed by the Parties’ authorized representatives and shall remain effective as long as Party C exists. Party B shall not have the right to terminate this Agreement or revoke the appointment of the Attorney-in-Fact without the prior written consent of Party A. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and assigns.

Section 8

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

Section 9

This Agreement shall be construed in accordance with and governed by the laws of China.

Section 10

Any dispute or claim arising out of or in connection with or relating to this Agreement shall be resolved by the Parties in good faith through negotiations. In case no resolution can be reached by the Parties, such dispute shall be submitted to the Beijing Arbitration Commission for arbitration in accordance with its rules of arbitration in effect at the time of applying for such arbitration and the place of arbitration shall be in Beijing. The arbitral tribunal or the arbitrators shall have the authority to award any remedy or relief in accordance with the terms of this Agreement and applicable PRC laws, including provisional and permanent injunctive relief (such as injunctive relief with respect to the conduct of business or to compel the transfer of assets), specific performance of any obligation created hereunder, remedies over the shares or assets of Party C and winding up orders against Party C. The arbitral award shall be final and binding upon all Parties.

To the extent permitted under applicable PRC laws, each of the Parties shall have the right to seek interim injunctive relief or other interim relief from a court of competent jurisdiction in support of the arbitration when formation of the arbitral tribunal is pending or under appropriate circumstances.  For this purpose, the Parties agree that, to the extent not against applicable laws, the courts of the Cayman Islands, the courts of PRC and the courts of the places where the principal assets of Party C are located, shall all be deemed to have jurisdiction.

Section 11

Either Party shall forthwith on demand indemnify the other Party against any claim, loss, liability or damage (“Loss”) which such Party shall incur as a consequence of any breach by the other Party of this Agreement provided that neither Party shall be liable to indemnify the other Party for any Loss to the extent that such Loss arises from the willful misconduct, breach of applicable law, regulation or contractual obligation or from the material negligence of the other Party or its directors, officers, employees, or agents. The Parties agree that this clause shall survive the termination or expiration of this Agreement.

Section 12

This Agreement may be executed in one or more counterparts. All originals shall have the same legal effect.

Section 13

Both Chinese and English versions of this Agreement shall have equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Party A:[Name of the WFOE]

By:
Name:
Title:

Party B:[Name of the VIE Shareholder]

By:

Party C:[Name of the VIE]

By:
Name:
Title:

[Signature Page to Proxy Agreement and Power of Attorney]

Schedule of Material Differences

The VIE Shareholders and the VIEs as set out below entered into proxy agreement and power of attorney with the WFOEs using this form, respectively. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE Shareholder	Name of Variable Interest Entity (the “VIE”)	Name of WFOE	Version of Proxy Agreement and Power of Attorney	% of VIE Shareholder’s Equity Interest in the VIE	Material Differences in the Amended and Restated Version	Execution Date
1	Lijun Zhang	Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)	Beijing Jiufu Lianyin Technology Co., Ltd.	Proxy Agreement and Power of Attorney	8.8%	N/A	June 21, 2019
2	Changxing Xiao	Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)	Beijing Jiufu Lianyin Technology Co., Ltd.	Proxy Agreement and Power of Attorney	10%	N/A	July 2, 2015
3	Yifan Ren	Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Proxy Agreement and Power of Attorney	48%

1. Party B is a shareholder of Party C. On July 2, 2015, the registered capital of Party C increased from RMB13,150,000 to RMB200,000,000. After the increase of registered capital, Party B holds 48% of the equity interests of Party C, representing RMB96,000,000 in the registered capital of Party C.

2. Party A, Party B and Party C executed a proxy agreement and power of attorney (the “Original Proxy Agreement and Power of Attorney”) on August 25, 2014; Because of the foregoing increase of registered capital, the Parties agree to amend and restate the Original Proxy Agreement and Power of Attorney by executing this Agreement, which shall supersede and replace the Original Proxy Agreement and Power of Attorney upon the effective date of this Agreement.

3. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement supersedes, in its entirety, the Proxy Agreement and Original Power of Attorney, which shall be terminated as of the effective date of this Agreement.

							July 2, 2015

4	Lei Sun	Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Proxy Agreement and Power of Attorney	33.2%

1. Party B is a shareholder of Party C. On August 31, 2018, Guangwu Gao transferred RMB 4,000,000 in the registered capital of Party C to Party B, and Zhenxiang Zhong transferred RMB 6,000,000 in the registered capital of Party C to Party B. After the completion of the above equities transfer, Party B holds a total of 33.2% of the equity interests of Party C, representing RMB 66,400,000 in the registered capital of Party C.

2. Party A, Party B and Party C executed a proxy agreement and power of attorney (the “Original Proxy Agreement and Power of Attorney”) on July 2, 2015; Because of the foregoing equities transfer, the Parties agree to amend and restate the Original Proxy Agreement and Power of Attorney by executing this Agreement, which shall supersede and replace the Original Proxy Agreement and Power of Attorney upon the effective date of this Agreement.

3. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement supersedes, in its entirety, the Proxy Agreement and Original Power of Attorney, which shall be terminated as of the effective date of this Agreement.

August 31, 2018

5	Lei Liu	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Proxy Agreement and Power of Attorney	27.5%

1. Party B is a shareholder of Party C. On May 21, 2020, the registered capital of Party C increased from RMB 50,000 to RMB 100,000. After the increase of registered capital, Party B holds 27.5% of the equity interests of Party C, representing RMB 27,500 in the registered capital of Party C.

2. Party A, Party B and Party C executed a proxy agreement and power of attorney (the “Original Proxy Agreement and Power of Attorney”) on August 25, 2014; Because of the foregoing increase of registered capital, the Parties agree to amend and restate the Original Proxy Agreement and Power of Attorney by executing this Agreement, which shall supersede and replace the Original Proxy Agreement and Power of Attorney upon the effective date of this Agreement.

3. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement supersedes, in its entirety, the Original Proxy Agreement and Power of Attorney, which shall be terminated as of the effective date of this Agreement.

May 21, 2020

6	Dongcheng Zhang	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Proxy Agreement and Power of Attorney	0.83%

1. Party B is a shareholder of Party C. On May 21, 2020, the registered capital of Party C increased from RMB 50,000 to RMB 100,000. After the increase of registered capital, Party B holds 0.83% of the equity interests of Party C, representing RMB 833 in the registered capital of Party C.

2. Party A, Party B and Party C executed a proxy agreement and power of attorney (the “Original Proxy Agreement and Power of Attorney”) on August 25, 2014; Because of the foregoing increase of registered capital, the Parties agree to amend and restate the Original Proxy Agreement and Power of Attorney by executing this Agreement, which shall supersede and replace the Original Proxy Agreement and Power of Attorney upon the effective date of this Agreement.

3. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement supersedes, in its entirety, the Original Proxy Agreement and Power of Attorney, which shall be terminated as of the effective date of this Agreement.

						May 21, 2020
7	Changxing Xiao	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Proxy Agreement and Power of Attorney	20.83%

1. Party B is a shareholder of Party C. On May 21, 2020, the registered capital of Party C increased from RMB 50,000 to RMB 100,000. After the increase of registered capital, Party B holds 20.83% of the equity interests of Party C, representing RMB 20,833 in the registered capital of Party C.

2. Party A, Party B and Party C executed a proxy agreement and power of attorney (the “Original Proxy Agreement and Power of Attorney”) on August 25, 2014; Because of the foregoing increase of registered capital, the Parties agree to amend and restate the Original Proxy Agreement and Power of Attorney by executing this Agreement, which shall supersede and replace the Original Proxy Agreement and Power of Attorney upon the effective date of this Agreement.

3. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement supersedes, in its entirety, the Original Proxy Agreement and Power of Attorney, which shall be terminated as of the effective date of this Agreement.

						May 21, 2020

8	Lixing Chen	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Proxy Agreement and Power of Attorney	27.67%

1. Party B is a shareholder of Party C. On May 21, 2020, the registered capital of Party C increased from RMB 50,000 to RMB 100,000. After the increase of registered capital, Party B holds 27.67% of the equity interests of Party C, representing RMB 27,668 in the registered capital of Party C.

2. Party A, Party B and Party C executed a proxy agreement and power of attorney (the “Original Proxy Agreement and Power of Attorney”) on August 25, 2014; Because of the foregoing increase of registered capital, the Parties agree to amend and restate the Original Proxy Agreement and Power of Attorney by executing this Agreement, which shall supersede and replace the Original Proxy Agreement and Power of Attorney upon the effective date of this Agreement.

3. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement supersedes, in its entirety, the Original Proxy Agreement and Power of Attorney, which shall be terminated as of the effective date of this Agreement.

						May 21, 2020
9	Lei Sun	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Proxy Agreement and Power of Attorney	23.17%

1. Party B is a shareholder of Party C. On May 21, 2020, the registered capital of Party C increased from RMB 50,000 to RMB 100,000. After the increase of registered capital, Party B holds 23.17% of the equity interests of Party C, representing RMB 23,166 in the registered capital of Party C.

2. Party A, Party B and Party C executed an Amended and Restated proxy agreement and power of attorney (the “Proxy Agreement and Power of Attorney”) on July 27, 2015; Because of the foregoing increase of registered capital, the Parties agree to amend and restate the Proxy Agreement and Power of Attorney by executing this Agreement, which shall supersede and replace the Original Amended and Restated Proxy Agreement and Power of Attorney upon the effective date of this Agreement.

3. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement supersedes, in its entirety, the Original Proxy Agreement and Power of Attorney, which shall be terminated as of the effective date of this Agreement.

						May 21, 2020

10	Dongcheng Zhang	Beijing Jiufu Meihao Technology Co., Ltd.	Beijing Diyi Technology Co., Ltd.	Proxy Agreement and Power of Attorney	40%	N/A	April 26, 2020
11	Junli Zhu	Beijing Jiufu Meihao Technology Co., Ltd.	Beijing Diyi Technology Co., Ltd.	Proxy Agreement and Power of Attorney	60%	N/A	April 26, 2020
12	Zifang Guo	Beijing Wu Kong Mao Technology Co., Ltd. (formerly known as Beijing Chaoka Internet Technology Co., Ltd.)	Zhuhai Wukong Youpin Technology Co., Ltd.	Proxy Agreement and Power of Attorney	10%	N/A	April 13, 2020
13	Guisheng Li	Beijing Wu Kong Mao Technology Co., Ltd. (formerly known as Beijing Chaoka Internet Technology Co., Ltd.)	Zhuhai Wukong Youpin Technology Co., Ltd.	Proxy Agreement and Power of Attorney	45%	N/A	April 13, 2020
14	Zhijun Li	Beijing Wu Kong Mao Technology Co., Ltd. (formerly known as Beijing Chaoka Internet Technology Co., Ltd.)	Zhuhai Wukong Youpin Technology Co., Ltd.	Proxy Agreement and Power of Attorney	45%	N/A	April 13, 2020
15	Cen Chen	Zhuhai Huike Lianyin Technology Co., Ltd.	Zhuhai Xiaojin Hulian Technology Co., Ltd.	Proxy Agreement and Power of Attorney	10%	N/A	May 28, 2020
16	Xiaomin Wang	Zhuhai Huike Lianyin Technology Co., Ltd.	Zhuhai Xiaojin Hulian Technology Co., Ltd.	Proxy Agreement and Power of Attorney	90%	N/A	April 20, 2020